As filed with the Securities and Exchange Commission on November 6, 2008

Registration No. 333-114694

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

(File No. 333-114694)

APRIA HEALTHCARE GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0488566
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

26220 Enterprise Court,

Lake Forest, CA 92630

(949) 639-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Apria Healthcare Group Inc. 2003 Performance Incentive Plan

(Full title of the Plan)

Robert S. Holcombe, Esq.

Executive Vice President, General Counsel and Secretary

Apria Healthcare Group Inc.

26220 Enterprise Court

Lake Forest, California 92630

(949) 639-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☒	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

Explanatory Note

On October 28, 2008, pursuant to the Agreement and Plan of Merger, dated as of June 18, 2008, among Apria Healthcare Group Inc. (the “Company”), Sky Acquisition LLC, a Delaware limited liability company (“Buyer”), and Sky Merger Sub Corporation, a Delaware corporation (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company being the surviving entity and becoming a wholly-owned subsidiary of Buyer. As a result, the Company has terminated all offerings of its Common Stock, $0.001 par value per share (“Common Stock”) pursuant to all of its existing registration statements, including the Company’s Registration Statement on Form S-8 (File No. 333-114694) (the “Registration Statement”). In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of the Company’s Common Stock which remain unsold at the termination of the offering, the Company hereby removes from registration any and all shares of its Common Stock under the Registration Statement which remained unsold as of the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on November 6, 2008.

APRIA HEALTHCARE GROUP INC.
Registrant

/s/ PETER A. REYNOLDS
Peter A. Reynolds
Chief Accounting Officer and Controller

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ NORMAN C. PAYSON, M.D. Norman C. Payson, M.D.	Executive Chairman and Interim Chief Executive Officer (Principal Executive Officer)	November 6, 2008

/s/ CHRIS A. KARKENNY Chris A. Karkenny	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 6, 2008

/s/ PETER A. REYNOLDS Peter A. Reynolds	Chief Accounting Officer and Controller (Principal Accounting Officer)	November 6, 2008

/s/ NEIL P. SIMPKINS Neil P. Simpkins	Director	November 6, 2008

/s/ PATRICK J. BOURKE III Patrick J. Bourke III	Director	November 6, 2008

/s/ MICHAEL DAL BELLO Michael Dal Bello	Director	November 6, 2008

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